AMENDMENT TO

ADMINISTRATION AGREEMENT

THIS AMENDMENT is made as of April 1, 2016, by and between JPMorgan Funds Management, Inc. (“JPMFM”), J.P. Morgan Investment Management Inc. (“JPMIM”) and the entities who are currently parties to the Administration Agreement in place for certain of the open-end investment companies in the J.P. Morgan Funds (the “Agreement”).

WHEREAS, in accordance with Article 9 of the Administration Agreement, JPMFM wishes to assign all of its rights and responsibilities under the Agreement to JPMIM (the “Assignment”); and

WHEREAS, JPMIM wishes to accept, and agrees to, such Assignment by JPMFM;

WHEREAS, the J.P. Morgan Funds who are currently parties to the Administration Agreement consent to such Assignment; and

WHEREAS, in addition to the Assignment, the parties which to amend the Agreement to remove UM Investment Trust

NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the same meaning as are set forth in the Agreement.

2.	As of the date of the Amendment, JPMFM shall hereby assign all of its rights and responsibilities to JPMIM and the J.P. Morgan Funds consent to such Assignment.

3.	As of the date of the Amendment, UM Investment Trust is hereby removed as a party to the Agreement, and Schedule A is replaced with the attached Schedule A to reflect such change.

4.	This Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

5.	This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to the Agreement to be executed by their duly authorized officers as of the day and year first above written.

JPMorgan Funds Management, Inc.
J.P. Morgan Investment Management Inc.

By:	/s/ Brian S. Shlissel
	Name:	Brian S. Shlissel
	Title:	Managing Director

J.P. Morgan Fleming Mutual Fund Group, Inc.
J.P. Morgan Mutual Fund Investment Trust
Undiscovered Managers Funds
JPMorgan Trust I
JPMorgan Trust II
JPMorgan Trust III
JPMorgan Trust IV
JPMorgan Insurance Trust
UM Investment Trust

By:	/s/ Matthew Plastina
	Name:	Matthew Plastina
	Title:	Assistant Treasurer